UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

METRO ONE TELECOMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

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METRO ONE TELECOMMUNICATIONS, INC.

11200 Murray Scholls Place

Beaverton, Oregon 97007

September 5, 2008

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of shareholders of Metro One Telecommunications, Inc. The Annual Meeting will be held at our headquarters, 11200 Murray Scholls Place, Beaverton, Oregon 97007 on Friday, October 10, 2008 at 10:00 a.m. (PDT). The directors of Metro One and I look forward to greeting as many of our shareholders as possible.

The attached material includes the Notice of Annual Meeting, the Proxy Statement, which describes the business to be transacted at the Annual Meeting, the Form of Proxy and our Annual Report to Shareholders for the year ended December 31, 2007. We ask that you give them your careful attention.

As in the past, we will be reporting on our activities and you will have an opportunity to ask questions about our operations.

We hope that you are planning to attend the Annual Meeting personally. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This will ensure representation of your shares if you are unable to attend. Instructions on how to vote your shares by telephone or via the Internet can be found on the proxy card. If you do attend the Annual Meeting, you may, of course, withdraw your proxy if you wish to vote in person.

On behalf of the Board of Directors of Metro One Telecommunications, Inc., I would like to express our continued appreciation for your interest in Metro One’s business affairs.

Sincerely,
KENNETH D. PETERSON, JR.
Chairman of the Board

METRO ONE TELECOMMUNICATIONS, INC.

11200 Murray Scholls Place

Beaverton, Oregon 97007

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On October 10, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Metro One Telecommunications, Inc. will be held at our headquarters, 11200 Murray Scholls Place, Beaverton, Oregon 97007, on Friday, October 10, 2008, at 10:00 a.m. (PDT), for the following purposes:

1.	To approve an amendment to our Third Restated Articles of Incorporation (the “Articles”) to declassify the Board of Directors and provide for one-year terms of office for all of our directors;

2.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2008;

3.	To approve the Metro One Telecommunications, Inc. 2008 Stock Incentive Plan (the “Plan”), which would increase the number of shares authorized for issuance under our current equity incentive plan by 750,000 and last for an additional four-year period, but otherwise be on the same terms as our current 2006 Stock Incentive Plan;

4.	To elect six directors to serve for one-year terms or, if proposal I fails, two Class I directors to serve three-year terms and two Class II directors to serve the remaining term of Class II directors, expiring in 2009;

5.	To approve an amendment to the Articles to effect a reverse stock split of our common stock at a ratio of one-for-three, one-for-four, one-for-five, one-for-six or one-for-seven, if and as determined by the Board of Directors at any time before May 1, 2009; and

6.	To transact any other business that properly comes before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed August 6, 2008 as the record date for the Annual Meeting. Only holders of record of shares of Metro One Series A convertible preferred stock and/or common stock at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or that you vote electronically by telephone or through the Internet. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

By Order of the Board of Directors,
KENNETH D. PETERSON, JR.
Chairman of the Board

Beaverton, Oregon

September 5, 2008

METRO ONE TELECOMMUNICATIONS, INC.

11200 Murray Scholls Place

Beaverton, Oregon 97007

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On October 10, 2008

This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the shareholders of Metro One Telecommunications, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our headquarters, 11200 Murray Scholls Place, Beaverton, Oregon 97007 on Friday, October 10, 2008, at 10:00 a.m. (PDT), and any adjournments or postponements thereof. These proxy materials are first being mailed on or about September 5, 2008 to holders of record on August 6, 2008 of our common stock and of our Series A convertible preferred stock.

Record Date

The Board of Directors has fixed August 6, 2008 as the record date for the Annual Meeting. Only holders of record of shares of Metro One Series A convertible preferred stock (“convertible preferred stock”) and/or common stock (“common stock”) at the close of business on the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the Annual Meeting. On the record date, there were outstanding 6,233,326 shares of our common stock and 1,000 shares of our convertible preferred stock.

Quorum

The presence, in person or by proxy, of a majority of the total voting power of the outstanding shares of convertible preferred stock and common stock, taken together as a single voting group, will constitute a quorum for the transaction of all business at the Annual Meeting, other than the election of directors. With respect to the election of directors, the presence, in person or by proxy, of a majority of the voting power of outstanding shares of convertible preferred stock will constitute a quorum for purposes of taking action on the election of (i) four of the directors, should Proposal I be approved by the shareholders, and (ii) two of the directors, should Proposal I not be approved by the shareholders. Whether or not Proposal I is approved by the shareholders, the presence, in person or by proxy, of a majority of the voting power of outstanding shares of common stock will constitute a quorum for purposes of taking action on the election of two directors. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Voting

Each holder of record of our common stock at the close of business on the record date, August 6, 2008, is entitled to one vote for each share of common stock registered in the shareholder’s name, and each holder of record of our convertible preferred stock at the close of business on the record date, when voting with the holders of our common stock, is entitled to an approximately 0.856 vote for each share of common stock into which the convertible preferred stock registered in the shareholder’s name can be converted. At the record date, the holders of our common stock were entitled to a total of 6,233,326 votes and the holders of our convertible preferred stock, when voting with the holders of our common stock, were entitled to a total of 4,807,692 votes.

Under our Articles of Incorporation as currently in effect (the “Articles”), so long as at least 540 shares of our convertible preferred stock are outstanding, the holders of our convertible preferred stock, voting as a separate voting group, have the right to elect a majority of the members of our Board. Currently, 1,000 shares of convertible preferred stock are outstanding. Remaining director positions will be filled by vote of holders of our common stock.

Proxy Instructions

You may vote your shares (1) over the telephone by calling a toll-free number, (2) by using the Internet, or (3) by mailing in your proxy card. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on October 9, 2008. If you wish to vote using the enclosed proxy card, complete, sign and date your proxy card and return it to us before the meeting.

Whether you choose to vote by telephone, over the Internet or by mail, you may specify whether your shares should be voted for all, some, or none of the nominees for directors (Proposal IV), and whether you approve, disapprove or abstain from voting on any of the other proposals. If you sign and return your proxy card but do not specify on your proxy card, or when giving your proxy by telephone or over the Internet, how you want to vote your shares, the proxy holders will vote them FOR the amendment to our Articles of Incorporation to declassify the Board of Directors (Proposal I), FOR the ratification of the appointment of BDO Seidman, LLP as Metro One’s independent registered public accounting firm for the year ending December 31, 2008 (Proposal II), FOR the approval of the Metro One Telecommunications, Inc. 2008 Stock Incentive Plan (Proposal III), FOR all nominees for election as directors with respect to whom a particular shareholder is entitled to vote (Proposal IV), and FOR the amendment to our Articles of Incorporation to effect a reverse stock split of our common stock at one of five ratios specified (Proposal V).

Revocation of Proxies

Your presence at the meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by (1) submitting a written notice of revocation to Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, (2) submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed, or (3) attending the meeting and voting in person. All valid, unrevoked proxies will be voted at the meeting.

Solicitation

We will bear the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally, by telephone or by e-mail or other forms of electronic communication by our directors, officers and employees, who will not be additionally compensated for these activities. We may also engage an outside proxy solicitation firm and pay a fee for such services. We will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from these beneficial owners. We will reimburse these persons for their reasonable expenses incurred in that process.

Special Note Regarding Election of Directors at 2008 Annual Meeting

Our Articles currently provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. Under those provisions, nominees to fill available positions in the class whose term expires at this year’s Annual Meeting would stand for election together with any directors appointed to fill vacancies on our Board since our last annual meeting of shareholders, as required by Oregon law. However, our Board has approved and proposed for consideration by shareholders an amendment to the Articles to eliminate the classification of the Board of Directors and require that all directors serve one-year terms. If this proposal is approved by shareholders, our Board intends to have all directors stand for election at the Annual Meeting.

Because the vote on the proposed amendment to the Articles will affect voting for directors, the shareholders will be asked to vote on the proposed amendment prior to the election of directors. As is further described in this proxy statement, if shareholders approve the proposed amendment, shareholders will be electing six directors to serve for one-year terms, with four directors being elected by the holders of our convertible preferred stock voting as a separate voting group and two directors being elected by the holders of our common stock voting as a separate voting group. If the proposed amendment is not approved by the required vote, shareholders will be electing two directors to serve three-year terms and two directors to serve the remaining one-year period in the term of Class II directors, with the holders of our convertible preferred stock electing one director to serve a three-year term and one director to serve the remaining term of the Class II directors, and with the holders of our common stock electing the other directors.

CHANGE IN CONTROL

On June 5, 2007, we entered into a private financing transaction pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) by and among Metro One and Columbia Ventures Corporation (“Columbia”) and Everest Special Situations Fund L.P. (“Everest”, together with Columbia, the “Investors”). Pursuant to the Purchase Agreement, and following the annual meeting of the shareholders held on August 14, 2007 at which the financing transaction was approved by our shareholders, (i) Columbia was issued 800 shares of our convertible preferred stock and warrants to purchase an additional 280 shares of our convertible preferred stock; and (ii) Everest was issued 200 shares of our convertible preferred stock and warrants to purchase an additional 70 shares of our convertible preferred stock. In return, we received an aggregate of $8.0 million in gross cash proceeds from Columbia and an aggregate of $2.0 million in gross cash proceeds from Everest, which amounts each of the Investors separately has indicated came from their respective available working capital.

On August 15, 2007, Columbia also owned 772,500 shares (or approximately 12.39%) of our common stock. Since that date, Columbia has purchased 357,500 shares of our common stock and now owns 1,130,000 shares (or 18.13%) of our common stock. When the holders of our convertible preferred stock and the holders of our common stock vote together as a single voting group, Columbia itself controls 45.074% of the vote. On August 15, 2007, Everest owned 502,390 shares (or approximately 8.06%) of our common stock. Since that date, Everest has purchased 266,157 shares of our common stock and now owns 768,547 shares (or 12.33%) of our common stock. When the holders of our convertible preferred stock and the holders of our common stock vote together as a single voting group, Everest itself controls 15.670% of the vote.

Kenneth D. Peterson, Jr., the Chairman of our Board of Directors, is the sole shareholder and the chief executive officer of Columbia, and controls the vote and exercise of other rights attributable to the shares of our stock owned by Columbia. Elchanan (Nani) Maoz by virtue of his status as a controlling shareholder of Maoz Everest Fund Management Ltd., the general partner of Everest, controls the vote and exercise of other rights attributable to the shares of our stock owned by Everest. Mr. Maoz is a member of our Board of Directors, having been elected by the holders of our convertible preferred stock.

The holders of our convertible preferred stock are entitled to elect a majority of the members of our Board of Directors. Columbia, as the holder of 80% of the convertible preferred stock, controls the votes necessary to elect such majority of our Board and generally also controls other determinations made by the holders of the convertible preferred stock when voting as a separate voting group. As a result, Columbia (and therefore, Kenneth D. Peterson, Jr.) will determine the election of the four directors by the holders of our convertible preferred stock designated in Proposal IV.

When Columbia and Everest agree and vote similarly on proposals at the Annual Meeting at which the holders of our convertible preferred stock and the holders of our common stock vote together as a single voting group (i.e., Proposals I, II, III and V below), the Investors will control 60.744% of that vote, and with respect to Proposals II, III and V, such vote alone would be sufficient to obtain shareholder approval of the proposal. See “Security Ownership of Certain Beneficial Owners and Management,” below.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of our common stock (“ten percent shareholders”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2007 and through the date of this proxy statement, our officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements, except as follows:

•	Mr. William Hergenhan, an officer, failed to timely file Form 3, Initial Statement of Beneficial Ownership;

•	Mr. Philip Ljubicich, an officer, failed to timely file Form 3, Initial Statement of Beneficial Ownership;

•	Ms. L. Lynne Michaelson, an officer, failed to timely file Form 3, Initial Statement of Beneficial Ownership;

•	Mr. John Miller, an officer, failed to timely file Form 3, Initial Statement of Beneficial Ownership;

•	Ms. Jeana Randall, an officer, failed to timely file Form 3, Initial Statement of Beneficial Ownership;

•	Mr. Elchanan (Nani) Maoz, a director, failed to timely file a Form 4, Statement of Changes in Beneficial Ownership, related to a purchase of our Series A convertible preferred stock;

•

Mr. William Rutherford, a former director, failed to timely file two Form 4s, Statement of Changes in Beneficial Ownership. One was related to an option grant and the other was related to an extension of the expiration date of options that is treated as a cancellation and regrant of the options;

•

Mr. Murray L. Swanson, a former director, failed to timely file a Form 4, Statement of Changes in Beneficial Ownership, related to an extension of the expiration date of options that is treated as a cancellation and regrant of the options;

•

Mr. Gary E. Henry, a former executive officer and director, failed to timely file a Form 4, Statement of Changes in Beneficial Ownership, related to an extension of the expiration date of options that is treated as a cancellation and regrant of the options; and

•	Strategic Turnaround Equity Partners, L.P. Cayman failed to timely file Form 3, Initial Statement of Beneficial Ownership.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 6, 2008, certain information furnished to us with respect to ownership of our common stock of (i) each director; (ii) the “named executive officers” (as defined under “Executive Compensation”); (iii) all persons known by us to be beneficial owners of more than 5% of our common stock or our convertible preferred stock; and (iv) all current executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the capital stock owned by them. Unless otherwise indicated, the address of each holder is 11200 Murray Scholls Place, Beaverton, Oregon 97007.

	Common Stock(1)		Convertible Preferred Stock(1)
Name and Address of Beneficial Owner	Number of Shares(3)	% of Shares Outstanding	Number of Shares	% of Shares Outstanding	% of Total Voting Power(2)
Kenneth D. Peterson, Jr. (4) Columbia Ventures Corporation 203 SE Park Plaza Drive, Suite 270 Vancouver, Washington 98684	7,206,478	58.5%	1,080	84.4%	51.1%
Elchanan Maoz (5) Everest Special Situations Fund L.P. 21 Ha’arba’a Street Tel Aviv, Israel 64739	2,296,651	29.6%	270	25.2%	18.3%
Galloway Capital Management, LLC (6) 720 Fifth Avenue, 10th Floor New York, New York 10019	778,030	12.5%	—	—	7.1%
Gary E. Henry	81,749	1.3%	—	—	—
Mary H. Oldshue	11,250	*	—	—	—
Jonathan A. Ater	7,500	*	—	—	—
Richard B. Keller II	3,750	*	—	—	—
L. Lynne Michaelson	194	*	—	—	—
Karen Johnson	75	*	—	—	—
James F. Hensel	—	—	—	—	—
All current executive officers and directors as a group (9 persons)	9,602,483	68.9%	1,350	100%	68.9%

*	Less than one percent
(1)	Applicable percentage of ownership is based on 6,233,326 shares of common stock and 1,000 shares of convertible preferred stock outstanding as of August 6, 2008, together with certain options and warrants that are deemed to be beneficially owned by a particular holder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common or preferred stock that the person has the right to acquire within 60 days after August 6, 2008 are deemed outstanding for computing the shares owned by and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. With respect to common stock ownership and percentages, shares of convertible preferred stock that are presently owned or deemed to be outstanding are treated as converted into common stock at the current conversion price of $1.78 per share.
(2)	Percentage of total voting power represents voting power with respect to all shares of our convertible preferred stock and common stock, taken together as a single voting group, beneficially owned, including shares subject to options to acquire common stock and warrants to acquire convertible preferred stock exercisable within 60 days of August 6, 2008. With respect to matters submitted to our shareholders for a vote, each holder of our convertible preferred stock is entitled to a number of votes per share equal to the quotient obtained by dividing (A) the then applicable conversion price of the convertible preferred stock by (B) $2.08 for each share of common stock into which such shares of convertible preferred stock could be converted, and each holder of our common stock is entitled to one vote per share of common stock. Each share of convertible preferred stock is convertible into a number of shares of common stock determined by dividing $10,000 (plus accrued and unpaid dividends) by the conversion price, as adjusted. The current conversion price is $1.78. The convertible preferred stock and common stock vote together as a single voting group on all matters submitted to a vote of our shareholders, except as may otherwise be required by our articles of incorporation or by law. As of August 6, 2008, there was approximately $468,000 of accrued, but unpaid, dividends that, if not paid, could be converted into a total oft 263,000 shares of common stock at the current conversion price of $1.78.

(3)	Includes shares of common stock subject to the following:

Name	Options exercisable within 60 days of August 6, 2008	Assumed conversion of Series A convertible preferred stock*	Assumed exercise and conversion of Series A warrants
Kenneth D. Peterson, Jr.	9,062	4,494,382	1,573,034
Elchanan Maoz	11,250	1,123,596	393,258
Gary E. Henry	78,591	—	—
Mary H. Oldshue	11,250	—	—
Jonathan A. Ater	7,500	—	—
Richard B. Keller II	3,750	—	—

All current executive officers and directors as a group	118,835	5,617,978	1,966,292

*	Assumes conversion into common stock at the current conversion price of $1.78.
(4)	Kenneth D. Peterson, as the sole shareholder and director and the chief executive officer of Columbia Ventures Corporation, may be deemed to be the indirect beneficial owner of these shares, over which he has shared voting and shared dispositive power. Mr. Peterson is also a director of Metro One. The preferred shares include 280 shares issuable pursuant to currently exercisable warrants.
(5)	Maoz Everest Fund Management Ltd. (“MEFM”), by virtue of its status as the general partner of Everest Special Situations Fund L.P. (“Everest”), may be deemed to beneficially own the shares held by Everest. Elchanan Maoz, by virtue of his status as a controlling stockholder of MEFM, may be deemed to beneficially own the shares held by Everest. MEFM and Mr. Maoz disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The preferred shares include 70 shares issuable pursuant to currently exercisable warrants.
(6)	Based solely on information provided in a Schedule 13D, filed with the SEC on January 25, 2008. According to the Schedule 13D, Strategic Turnaround Equity Partners, L.P. (“STEP”) is the direct beneficial owner of 635,951 shares of common stock, Galloway Capital Management LLC (“Galloway”), by virtue of its status as the general partner of STEP, may be deemed to beneficially own the shares held by STEP. Bruce Galloway and Gary L. Herman, as Managing Members of Galloway Capital Management, may be deemed to beneficially own the shares held by STEP. Galloway, Mr. Galloway and Mr. Herman disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

Mr. Galloway also beneficially owns 62,275 shares of common stock for which he has sole voting and dispositive power as follows:

•	4,036 shares are held by Mr. Galloway individually;

•	38,326 shares are owned by Jacombs Investments, Ltd.;

•	17,713 shares are held by RexonGalloway Capital Growth, an investment company in which Mr. Galloway is a member;

•	300 shares are held by Mr. Galloway’s Individual Retirement Account; and

•	1,900 shares are held by Mr. Galloway’s son.

Mr. Herman also beneficially owns 11,289 shares of common stock for which he has sole voting and dispositive power as follows:

•	2,500 shares are held by Mr. Herman individually;

•	4,289 shares are held in Mr. Herman’s Individual Retirement Account; and

•	4,500 shares are held by FBR, Inc. for which Mr. Herman is the sole owner and serves as an officer.

APPROVAL OF AN AMENDMENT TO OUR THIRD RESTATED ARTICLES OF INCORPORATION (THE “ARTICLES”) TO PROVIDE FOR ONE-YEAR TERMS OF OFFICE FOR ALL OF OUR DIRECTORS

(Proposal I)

As part of its review of corporate governance issues during 2008, our Board of Directors decided that all directors should be elected by the shareholders each year. Currently, our Board is divided into three classes of directors, with each class containing as nearly an equal number of positions as possible. The three classes of directors serve staggered three-year terms, such that approximately one-third of our directors are elected at each annual meeting of shareholders. A board that is divided into classes in this manner is often referred to as a “classified” board.

Our Board has unanimously approved and recommended for approval by shareholders an amendment to Section VIII of the Articles to eliminate the provisions providing for a classified board. A copy of proposed Articles of Amendment including the proposed amendment to the Articles is attached to this proxy statement as Annex A. If the amendment is approved and becomes effective, our Board will not be classified and Board members will not serve staggered terms. Instead, all directors will be elected at each annual meeting of shareholders and serve a one-year term and until their successors are elected and qualify or until their earlier resignation, removal or death. The Board believes that stockholders of each class, common and preferred, will benefit from having the opportunity to review and vote each year on the candidates for director elected by them.

If the amendment is approved by shareholders at the Annual Meeting, the directors whose terms would have continued after the meeting (Kenneth D. Peterson, Jr. and Jonathan A. Ater) will resign as directors and all current directors will stand for re-election for a one-year term ending at the 2009 Annual Meeting of Shareholders. See Proposal IV “Election of Directors.” In that case, Mr. Kenneth D. Peterson, Jr., Mr. Elchanan (Nani) Maoz, Mr. Jonathan A. Ater and Mr. James F. Hensel, who have been designated as the nominees of the holders of the convertible preferred stock (collectively, the “Series A Nominees”), will be elected by a vote of the holders of convertible preferred stock voting as a separate voting group, and the remaining directors, Ms. Mary H. Oldshue and Mr. Richard B. Keller II, will be elected by a vote of the holders of common stock, also voting as a separate voting group. The amendment will become effective upon the filing of the Articles of Amendment with the Oregon Secretary of State, which, if approved by the shareholders as provided below, will occur as soon as reasonably practicable following the Annual Meeting.

Vote Required

The proposal to amend the Articles to declassify the Board of Directors and provide for one-year terms of office for all of our directors will be approved if it is approved by the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast for election of directors. For purposes of voting on this proposal, the holders of convertible preferred stock and the holders of common stock will vote together as a single voting group. Shares that are not represented at the Annual Meeting, shares that abstain from voting on this proposal, and shares not voted on this proposal by brokers or nominees will have the same effect as votes against this proposal.

The Board of Directors unanimously recommends that you vote FOR approval of the amendment to the Articles to declassify our Board and provide for one-year terms of office for all directors.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal II)

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as Metro One’s independent registered public accounting firm for the year ending December 31, 2008. BDO Seidman, LLP has served as our independent registered public accounting firm since October 2006. It is expected that representatives of BDO Seidman, LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Auditor Fees and Services

Fees paid or accrued by us for audit and other services provided by BDO Seidman, LLP were as follows:

	2007	% Pre- approved by Audit Committee	2006	% Pre- approved by Audit Committee
Audit Fees	$181,310	100%	$174,500	100%
Audit Related Fees(1)	13,918	100%	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—

	$195,228		$174,500

(1)	Audit Related Fees in 2007 represent fees paid for assistance with our Series A convertible preferred stock offering.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee has adopted a policy and procedure requiring approval before our independent registered public accounting firm can be engaged to perform audit or non-audit services. The services can be pre-approved by our Audit Committee or by any member of our Audit Committee to whom authority for pre-approval has been delegated, provided that no member has authority to approve any non-audit services that are expected to result in fees for the engagement or during any calendar year of over $50,000, or that are expected to be completed after 12 months from the date of the engagement. Any approvals by a member are reported to our Audit Committee, for informational purposes, at its next regular meeting. All audit-related services, tax services and other services to be rendered by our independent registered public accounting firm will be pre-approved by our Audit Committee to the extent required in order for those services to remain compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Change in Independent Registered Public Accounting Firm

On October 23, 2006 the Audit Committee of the Board of Directors approved the decision to replace Deloitte & Touche LLP as our independent registered public accounting firm. The reports of Deloitte & Touche LLP on our consolidated financial statements for the years ended December 31, 2005 and 2004, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2005 expressed substantial doubt regarding our ability to continue as a going concern. During the two most recent fiscal years ended December 31, 2005 and 2004 prior to their dismissal and the subsequent period from January 1, 2006 through October 23, 2006, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements. No “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the fiscal years ended December 31, 2005 and 2004 and the subsequent interim period from January 1, 2006 through October 23, 2006, with Deloitte & Touche LLP.

On October 23, 2006, the Audit Committee of the Board of Directors engaged BDO Seidman, LLP as its registered public accounting firm for the year ended December 31, 2006. During the two most recent fiscal years ended December 31, 2005 and 2004 and the subsequent interim period preceding the new appointment, neither we (nor anyone acting on our behalf) had consulted BDO Seidman, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that BDO Seidman, LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a “reportable event.”

Vote Required

The proposal to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast in opposition, provided a quorum is present. The holders of our convertible preferred stock and the holders of our common stock will vote as a single voting group on this proposal. Abstentions and broker non-votes will have no effect on the results of the vote.

The Board has decided to ask the shareholders to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm and recommends that the shareholders vote FOR approval, although the selection of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders.

AUDIT COMMITTEE REPORT

As part of its ongoing activities, the Audit Committee has:

•

Reviewed and discussed with Metro One’s management and its independent registered public accounting firm, BDO Seidman, LLP, Metro One’s audited financial statements for the year ended December 31, 2007;

•	Discussed with BDO Seidman, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended;

•

Received and reviewed the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with BDO Seidman, LLP its independence; and

•	Discussed with Metro One’s management and BDO Seidman, LLP other matters and received such assurances from them as we deemed appropriate.

Management is responsible for Metro One’s system of internal control and the financial reporting process. BDO Seidman, LLP is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these procedures.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited annual financial statements be included in Metro One’s Annual Report on Form 10-K for the year ended December 31, 2007.

This report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of Metro One’s filings under the Securities Act of 1933 or the Exchange Act, except to the extent Metro One specifically incorporates this report by reference herein.

Submitted by the Audit Committee of the Board of Directors:

Mary H. Oldshue
Elchanan (Nani) Maoz
Richard B. Keller

APPROVAL OF THE 2008 STOCK INCENTIVE PLAN

(Proposal III)

At our July 31, 2008 Board of Directors meeting, our Board approved the Metro One Telecommunications, Inc. 2008 Stock Incentive Plan (the “2008 Plan”), including the reservation of an additional 750,000 shares of our common stock for issuance under the 2008 Plan, subject to shareholder approval.

The Board of Directors believes that the availability of stock options and other stock-based incentives is important to our ability to attract and retain experienced employees and to provide an incentive for them to exert their best efforts on our behalf. Our 2006 Stock Incentive Plan (the “2006 Plan”) terminates on November 30, 2008.

If adopted, the 2008 Plan will have the same terms and conditions as the 2006 Plan, except that the term of the 2008 Plan will expire four years from the expiration of the 2006 Plan and the number of shares available for issuance under the 2008 Plan will increase the total number of shares authorized for issuance under our current equity incentive plan by 750,000 shares from the 1,380,000 shares available under the 2006 Plan, to a total of 2,130,000 shares. The 2008 Plan is consistent with our previous approach, which was to essentially continue the terms of our original stock incentive plan, the 1994 Stock Incentive Plan (the “1994 Plan”) by adopting our nearly identical 2004 Stock Incentive Plan (the “2004 Plan”) and then by adopting the nearly identical 2006 Plan. The 1994 Plan, the 2004 Plan and the 2006 Plan are collectively referred as the “Prior Plans.”

If the 2008 Plan is adopted, Metro One will cease granting options and awarding and selling shares under the 2006 Plan. However, we will continue to have the authority to grant options and award and sell shares under the 2006 Plan until its termination if shareholders do not approve the 2008 Plan. The termination of our grant, award and sale authority under the 2006 Plan upon our approval of the 2008 Plan will not affect awards then outstanding that were granted under any of the Prior Plans.

As of August 6, 2008, a total of 897,035 shares of our common stock were then subject to issuance upon exercise of outstanding options granted under the Prior Plans, and 48,249 shares of our common stock were available for new grants of options or awards under the 2006 Plan. If this proposal is approved, the number of shares available for grant will increase by 750,000 shares over the number of shares that would have been available under the 2006 Plan had it continued in existence.

The principal terms and provisions of the 2008 Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2008 Plan. A copy of the 2008 Plan is attached to this proxy statement as Annex B.

Description of the 2008 Plan

Administration

The 2008 Plan may be administered by the Board of Directors or by a committee appointed by the Board. If adopted, the 2008 Plan will be administered by the Compensation Committee of the Board. References to the Board below include any committee appointed by the Board to administer the Plan. In accordance with the terms of the 2008 Plan, the Board or the committee may grant options: (i) intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees; or (ii) not intended to qualify as ISOs under Section 422 of the Code (“NSOs”) to employees or consultants. Direct stock awards or sales may also be made under the 2008 Plan.

Securities Offered

The number of shares of our common stock available for grant of options or award or sale of shares under the 2008 Plan will equal:

(a)	1,380,000 shares, being the maximum number of shares available under the 2006 Plan, minus;

(b)	the split-adjusted number of shares issued or issuable upon exercise of options granted under the Prior Plans prior to the date of approval of the 2008 Plan plus the split-adjusted number of shares awarded or sold under the Prior Plans, plus;

(c)	the split-adjusted number of any shares subject to stock options granted under the Prior Plans which have expired or will expire, or for any reason have been or will be cancelled or terminated, without being exercised, plus;

(d)	the split-adjusted number of any shares of restricted stock granted under the Prior Plans that have been or will be forfeited, terminated, cancelled or otherwise reacquired by Metro One without having become vested; plus

(e)	750,000.

In the event any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through a stock split, or other specified change in capital structure), appropriate adjustments will be made to: (a) the maximum number of securities issuable under the 2008 Plan and (b) the number and the price per share in effect under each outstanding stock award under the 2008 Plan (including outstanding awards originally made under any of the Prior Plans).

Eligibility

Employees, defined as any person, including officers and directors, employed by us or any parent or subsidiary of ours, are eligible to be granted options or awarded or sold shares under the 2008 Plan. Consultants, defined as any person who is engaged by us or any subsidiary to render consulting services, and who is compensated for such services, and directors whether compensated for such services or not, are also eligible to be granted options or awarded or sold shares under the 2008 Plan. If an employee is granted an ISO which, when aggregated with all other ISOs granted to such employee by us, or by any parent or subsidiary, would result in shares of the common stock having an aggregate fair market value in excess of $100,000 becoming available for purchase upon the exercise of one or more ISOs during any calendar year, then such excess ISOs shall be treated as NSOs.

Option Terms

The term of each ISO shall be ten years from the date of grant or such shorter term as may be stated in the agreement granting the ISO; provided, however, that the term of an ISO granted to an employee who, at the time of such grant, owns shares representing more than 10% of the voting power of all classes of our or any parent’s or subsidiary’s stock, shall be five years from the date of grant or such shorter term as may be stated in the agreement granting the ISO. The term of each NSO shall be ten years and one day from the date of grant or such other term as may be stated in the agreement granting the NSO; provided, however, that the term of a NSO granted to an employee who, at the time of such grant, owns shares representing more that 10% of the voting power of all classes of our or any parent’s or subsidiary’s stock shall be five years and one day or such shorter term as may be stated in the agreement granting the NSO.

An option granted pursuant to the provisions of the 2008 Plan may be exercised at such times and under such conditions as the Board determines. If an employee to whom an ISO or NSO has been granted ceases to be an employee other than by reason of death or disability, he or she may exercise an ISO or NSO during such period as the Board specified at the time the ISO or NSO was granted or thereafter, which period of time generally will not exceed 90 days from the date of termination, and only to the extent that he or she could have exercised it on the date of termination. An option may not be sold, transferred or otherwise disposed of in any manner other than by will or by the laws of descent and distribution. During the lifetime of the optionee, the option generally may be exercised only by the optionee. If an optionee ceases to be an employee or a consultant by reason of disability, then the optionee may exercise the option at any time during the 12-month period following the date of termination (to the extent that he or she could have exercised it on the date of termination). In the event of death of an optionee, the option generally may be exercised (to the extent it was exercisable on the date of death) during the 12-month period following the date of death by the optionee’s estate or by a person who acquired an option by bequest or inheritance.

The Board shall determine the exercise price of ISOs granted under the 2008 Plan, but the price may not be less than 100% of the fair market value per share of the common stock on the date the option is granted, or not less than 110% if granted to an employee owning shares constituting more than 10% of the voting power. The Board shall determine the exercise price of NSOs granted under the 2008 Plan, but the price may not be less than 85% of the fair market value per share of the common stock on the date the option is granted. The Board shall determine, in its discretion, the fair market value of the common stock; provided, however, that if there is a public market for the common stock, the fair market value shall be the closing price of a share of the common stock on the date of grant of an option or award or authorization of sale as reported in the Wall Street Journal. The Board shall determine the consideration to be paid upon the exercise of an option, including the method of payment, which may consist of cash, check, transfer of previously owned shares of the common stock having a fair market value equal to the option price, delivery of instructions to withhold shares of common stock that would otherwise be issued upon the exercise of the option having a fair market value equal to the option exercise price, or any combination of the foregoing methods of payment.

Amendment of the 2008 Plan

The 2008 Plan will expire on November 30, 2012. The Board may amend or terminate the 2008 Plan at any time; provided, however, that no amendment regarding amount, price or timing of the option grants may be made more frequently than once every six months other than to comply with changes in the requirements of the Code or the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). No amendment or termination shall affect any options outstanding at that time. Any amendment that would increase the number of shares that may be issued under the 2008 Plan (other than with respect to changes in the capitalization of Metro One), modify the requirements as to eligibility for participation in the 2008 Plan, or materially increase the benefits accruing to participants in the 2008 Plan, must be approved by our shareholders.

Resale Restrictions

Shares of common stock purchased under the 2008 Plan (whether by the exercise of an option or by direct award or sale) by our officers and directors, or a beneficial owner of 10% or more of any class of our equity securities, will be eligible for resale in accordance with Rule 144 under the Securities Act of 1933, as amended.

Federal Income Tax Consequences

Under federal income tax law currently in effect, the optionee of an ISO will recognize no income upon the grant or exercise of the ISO. However, the optionee will have a preference item for alternative minimum tax purposes upon exercise of the ISO in the amount by which the fair market value of the shares subject to the ISO at the time of exercise exceeds the exercise price. If an optionee exercises an ISO and does not dispose of any of the shares acquired within two years following the date of the ISO’s grant or within one year following the date of exercise, then any gain realized upon the disposition of such shares will be taxable as capital gain. If an optionee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or two years from the date of grant, any amount realized will be taxable as ordinary income in the year of the disqualifying disposition to the extent that the lesser of (i) the fair market value of the shares on the exercise date, or (ii) the amount realized on the disposition of the shares, exceeds the exercise price.

Although the optionee will recognize no ordinary income on the exercise of an ISO, the optionee will be required to include for alternative minimum tax purposes the difference between the fair market value of the shares at the date of exercise and the exercise price. If the difference is substantial, it is possible this differential could be taxed as alternative minimum taxable income at rates as high as 28%.

There are no federal income tax consequences to us by reason of the grant or exercise of an ISO. In the event of a disqualifying disposition by an optionee, we generally will be entitled to a deduction in the tax year in which the disposition occurred to the extent the optionee recognized ordinary income.

Under federal income tax law currently in effect, the optionee of an NSO will recognize no income upon the grant of the NSO. At the time the NSO is exercised, the optionee will recognize ordinary income in the amount by which the fair market value of the shares subject to the NSO at the time of exercise exceeds the exercise price, and we will be generally entitled to a deduction for the same amount (conditioned upon proper withholding). Upon the optionee’s disposition of shares acquired pursuant to exercise of an NSO, the difference between the amount realized on the disposition and the fair market value of the shares on the exercise date will be a short- or long-term capital gain or loss, depending on how long the shares have been held.

Under federal income tax law currently in effect, nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant), and stock-based performance awards are generally subject to tax at the time of payment.

Accounting

The Financial Accounting Standards Board has adopted Statement of Financial Accounting Standard No. 123R which requires the expensing of stock options and other equity awards. Thus, pursuant to a valuation model which takes into account the fair market value of our common stock, the length of the option, the exercise price, vesting, interest rates and other factors, we compute the value of an option at the time it is granted and record that amount as an expense on our statement of operations over the option’s vesting period. Restricted stock is also expensed in an amount equal to the fair market value of the stock at grant.

New Plan Benefits

In addition to other awards as may be approved by the Board or Compensation Committee, based upon compensation plans presently in place, the following options will be granted pursuant to the 2008 Plan on an annual basis, if the 2008 Plan is approved by shareholders:

Name and Position	Number of Options
Gary E. Henry, Former Chief Executive Officer	—
Karen L. Johnson, Former Senior Vice President and Chief Operations Officer	—
L. Lynne Michaelson, Former Senior Vice President, Human Resources	—
Elchanan (Nani) Maoz, Director	3,750
Mary H. Oldshue, Director	3,750
Richard B. Keller II, Director	3,750
Jonathan A. Ater, Director	3,750
Kenneth D. Peterson, Jr., Chairman of the Board	9,062

All Current Executive Officers as a Group (4 people)	—
All Non-Executive Officer Directors as a Group (5 people)	24,062
All Non-Executive Officer Employees as a Group (123 people)	—

Vote Required

The proposal to approve the 2008 Stock Incentive Plan will be approved upon the affirmative vote of a majority of the total votes cast on the proposal at the Annual Meeting, provided a quorum is present. The holders of our convertible preferred stock and the holders of our common stock will vote together as a single voting group on this proposal. Abstentions and broker non-votes will have no effect in determining whether the proposal is approved.

The Board of Directors recommends a vote FOR approval of our 2008 Stock Incentive Plan.

ELECTION OF DIRECTORS

(Proposal IV)

Nominees and Directors

Under the Articles, our Board of Directors may establish the total number of positions on our Board within a range of three to nine, and the holders of our convertible preferred stock, voting as a separate voting group, have the right to elect a majority of the members of our Board. Our Board currently is comprised of six positions. The Board of Directors is presently divided into three classes serving staggered three-year terms, with one-third of the directors standing for election each year. If shareholders vote to declassify our Board, each Board member will be elected annually.

At any time that a vacancy occurs on our Board, either due to resignation, removal or death of a director, or Board action to increase the number of positions on our Board, the Board of Directors is authorized to elect new directors to fill such vacancies for the remaining term. In November 2007, the Board elected Richard B. Keller II to fill an existing vacancy on our Board, and, in March 2008, the Board elected James F. Hensel, who also serves as our President and CEO, to fill an existing vacancy on the Board. Under Oregon law, each of our new directors is required to stand for election at the Annual Meeting.

In the event shareholders approve the proposal to declassify our Board of Directors, all directors will stand for election at the Annual Meeting and will be elected for one-year terms. Our Board, on the recommendation of our Corporate Governance and Nominating Committee, has nominated Ms. Oldshue, and Mr. Keller (the “Common Stock Nominees”) to stand for election by holders of our common stock. Mr. Kenneth D. Peterson, Jr., Mr. Elchanan (Nani) Maoz, Mr. Jonathan A. Ater and Mr. James F. Hensel have been designated as the nominees of the holders of the convertible preferred stock (collectively, the “Series A Nominees”) to stand for election by holders of our convertible preferred stock. Each nominee has consented to serve if elected. If any Common Stock Nominee becomes unable to serve prior to the Annual Meeting, our Board may designate a replacement nominee, and in such case your Proxy will be voted for such replacement. If any Series A Nominee becomes unable to serve prior to the meeting, the holders of our convertible preferred stock may designate a replacement nominee, and in such case their Proxy will be voted for such replacement.

If shareholders fail to approve the proposal to declassify the Board of Directors, four directors will stand for election at the Annual Meeting. In that event, our Board has conditionally nominated Ms. Oldshue, and the holders of our convertible preferred stock have conditionally nominated Mr. Maoz, each to serve for three-year terms to expire in 2011. In addition, Mr. Keller has been nominated by our Board, and Mr. Hensel has been nominated by the holders of our convertible preferred stock, each to serve a one-year term expiring in 2009.

Nominations for the directors not elected by the holders of our convertible preferred stock may be made by our Board or by any shareholder, but in the case of a shareholder, only in accordance with the prior notice provisions contained in our Bylaws. Under our Bylaws, a shareholder may nominate at a meeting persons for election as director only if written notice of such shareholder’s intent to make a nomination is given to our Secretary not less than 60 days and not more than 90 days prior to the date of the annual meeting. However, if less than 60 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

Nominees for Director in the Event Proposal I to Declassify the Board is Approved

Name	Age	Has Been a Director Since	Expiration of Term	Position with Metro One
Richard B. Keller II*	50	2007	2009	Director
Mary H. Oldshue*	56	2006	2009	Director

Jonathan A. Ater**	67	2007	2009	Director
James F. Hensel**	50	2008	2009	Director, President and Chief Executive Officer
Elchanan (Nani) Maoz**	41	2006	2009	Director
Kenneth D. Peterson, Jr.**	56	2007	2009	Chairman of the Board

*	To be elected by the holders of our common stock.
**	To be elected by the holders of our convertible preferred stock.

Nominees for Director in the Event Proposal I to Declassify the Board is Not Approved

Name	Age	Class	Has Been a Director Since	Expiration of Term	Position with Metro One
Richard B. Keller II*	50	II	2007	2009	Director
James F. Hensel**	50	II	2008	2009	Director, President and Chief Executive Officer
Mary H. Oldshue*	56	I	2006	2011	Director
Elchanan (Nani) Maoz**	41	I	2006	2011	Director

*	To be elected by the holders of our common stock.
**	To be elected by the holders of our convertible preferred stock.

Directors Continuing in Office in the Event Proposal I to Declassify the Board is Not Approved

Name	Age	Class	Has Been a Director Since	Expiration of Term	Position with Metro One
Jonathan A. Ater	67	III	2007	2010	Director
Kenneth D. Peterson, Jr.	56	III	2007	2010	Chairman of the Board

Elchanan (Nani) Maoz has served as the Chairman of Everest Funds LP, an investment partnership that he founded, since 2000. From 1998 to 2000, Mr. Maoz served as manager of the General Partner to the Galil Fund, an investment partnership. From 1994 to 1998, Mr. Maoz held a number of different positions with Dovrat Shrem & Company Investment Management Ltd, an investment company, including chairman of Dovrat Shrem Enterprises and board member of Dovrat Shrem & Co. Provident Fund Management. Mr. Maoz serves on the Israeli Board of the America Israel Friendship League and is a director of a private software company. A former member of the Israeli Army and the elite Special Forces, Mr. Maoz holds a B.S. degree in Engineering with honors from King’s College, University of London.

Mary H. Oldshue has served as a Principal of Arras Advisory Associates, a financial and business development service provider, since 1994. In addition to serving on Metro One’s Board, she also serves as a member of the board of directors of HomeStreet Bank. In 2005, Ms. Oldshue served briefly as a Senior Consultant with RV Kuhns & Associates, an investment consulting firm. From 1987 to 1992 she served as Chief Financial Officer and Vice President, Development and Finance of Pacific Development Inc., a real estate entity formed by PacifiCorp, a NYSE-listed company. From 1980 to 1987, Ms. Oldshue served in a number of capacities, including as Treasurer, at NERCO, Inc, a NYSE-listed natural resources company. Prior to 1980, Ms. Oldshue held management positions with QUALICO, First Interstate Bank of Oregon and Chemical Bank. Ms. Oldshue has also served on the boards of a number of professional and civic organizations, which currently include the Board of Trustees of Marylhurst University, the Advisory Council of the Center for Ethics in Healthcare at Oregon Health & Sciences University and the board of the Associated Alumnae/I of Vassar College (AAVC). Ms. Oldshue holds a B.A. degree from Vassar College.

James F. Hensel joined Metro One in January 2008 as Chief Executive Officer and, in March 2008, was appointed as President and as a member of our Board of Directors. Prior to joining Metro One, Mr. Hensel served as Senior Vice President for Columbia Ventures Corporation (“CVC”) since 2005, and had operational oversight for some of CVC’s telecom and non-telecom investments in Ireland, Iceland, New

Zealand, Australia and the United States. From 2002 through 2004, Mr. Hensel was the CEO of HemCon, a Portland, Oregon based medical device company. From 1995 through 2002, Mr. Hensel was a vice president at CVC, where, among other things, he managed the location, construction and corporate oversight of a $315 million aluminum smelter in Iceland. Mr. Hensel is a former partner of Ater Wynne, a Portland, Oregon law firm. Currently he serves on the board of several private companies and the Oregon Food Bank. Mr. Hensel holds a B.A. from Harvard University and a J.D. from Willamette University College of Law.

Richard B. Keller II has served as President of Officers Row Capital, LLC, a venture capital firm focused on energy and wireless telecommunications, since 1990. Mr. Keller also serves as the Chairman of the Board of Pacific West Energy, LLC, a privately held integrated energy production and marketing company. Mr. Keller is a trustee of the foundations of Emanuel, Emanuel Children’s and Good Samaritan Hospitals and also serves as trustee of the Vancouver National Historic Reserve Trust. He further serves as a director and executive committee member of the Oregon Symphony. Mr. Keller has a B.A. degree from Stanford University.

Jonathan A. Ater is a partner and chairman of Ater Wynne LLP, a law firm based in Portland, Oregon, with which he has been affiliated since 1966. Mr. Ater serves as principal or general counsel for several corporate entities, and for the Medical Society of Metropolitan Portland. He also serves as vice-chair of the Oregon Health Fund Board and the Oregon Health Policy Commission. He was co-chair of the Governor’s 2004 Mental Health Task Force. Mr. Ater is a director of Axio Research Corporation, a privately-held biostatistics service provider. He is also a director of Albertina Kerr Centers, the First Unitarian Church of Portland Foundation and Multnomah Public Defenders, each a non-profit corporation. He holds a B.A. degree from Yale University and a LL.B. degree from the Yale Law School.

Kenneth D. Peterson, Jr. has been the Chairman and Chief Executive Officer of Columbia Ventures Corporation, located in Vancouver, Washington, since its inception in 1988. Prior to 1988, Mr. Peterson was engaged in a private legal practice. Columbia Ventures is a private equity firm that makes passive and actively managed investments in a variety of companies, both public and private. Mr. Peterson serves as a director of American Capital Strategies, Ltd. (traded on NASDAQ), and European Capital Ltd. (traded on the London Stock Exchange), both asset management companies, and the Washington Policy Center. He is the Chairman of the Board of One Communications, a private telecommunications company headquartered in the Northeastern United States. Mr. Peterson holds an A.B. Degree in Government from The College of William and Mary and a J.D. Degree from Willamette University College of Law.

Vote Required

Whether or not Proposal I is approved by our shareholders, the Common Stock Nominees for election who receive the greatest number of votes cast by our holders of common stock, voting as a separate voting group at the Annual Meeting, will be elected as directors, provided there is the required quorum present. The Series A Nominees for election (four of the nominees if Proposal I is approved by our shareholders, and two of the nominees if Proposal I is not approved) who receive the greatest number of votes cast by our holders of convertible preferred stock voting as a separate voting group, will be elected as directors, provided there is the required quorum for the vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists for the applicable voting group (common or preferred), but will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR the election of each of the nominees for director.

DIRECTOR NOMINATIONS BY SHAREHOLDERS

The following discussion of director nominations is qualified by the right of the holders of our convertible preferred stock to nominate and elect a majority of our directors.

Qualifications and Criteria for Candidates

Our Corporate Governance Guidelines include criteria that apply to the screening and recommendation by our Corporate Governance and Nominating Committee (the “Committee”) of candidates to fill vacancies and to be nominated by the Board for election by our shareholders. Under these criteria, candidates are considered on the basis of their integrity, experience, achievements, judgment, intelligence, understanding of our business, and willingness to devote adequate time to fulfilling the responsibilities as a director. In recommending a candidate, the Committee considers the Board’s overall balance of diversity of perspectives, backgrounds and experience, all in the context of an assessment of the perceived needs of the Board.

The Committee also seeks to insure that at least a majority of the directors are independent under any applicable legal or regulatory standards, as well as the applicable listing standards of any market on which our stock is listed for trading. In addition, the composition of our Board of Directors must be such that the members of the Audit Committee meet the financial literacy requirements under the applicable listing standards and at least one of the members of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

Process for Identifying and Evaluating Candidates

Candidates may come to the attention of the Committee through current members of our Board of Directors or professional search firms. In addition, the Committee will consider director candidates properly submitted by our shareholders or others. Initially, the Committee will determine whether the candidates meet the requisite qualifications and criteria and have the specific qualities or skills being sought at that time. The Committee evaluates the candidates by reviewing their biographical information and qualifications and checking their references. Qualified candidates are then interviewed by one or more members of the Committee. Depending on the outcome of these interviews, candidates may meet with the Chief Executive Officer and members of the Board and, using the input from such interviews and the information obtained, the Committee evaluates whether the prospective candidate is qualified to serve as a director and determines if he or she should be recommended to the Board. Candidates recommended by the Committee are then presented to the Board for selection as nominees for election by shareholders or for election by the Board to fill a vacancy. The Committee expects that a similar process would be used to evaluate candidates recommended by our shareholders.

Shareholder Recommendations of Candidates

The Committee will consider candidates recommended by shareholders. Any such recommendations should be submitted in writing to the Corporate Governance and Nominating Committee c/o Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, within the time frame described in our bylaws and should (a) include the candidate’s name and qualifications for membership on our Board of Directors, and (b) all information relating to such candidate that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act (including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, our bylaws permit shareholders to nominate candidates for election as directors at shareholder meetings. To nominate a candidate for election, shareholders must give notice in accordance with our bylaws, which require that the notice be received by our Secretary within the time periods described below under “Shareholder Proposals for 2009 Annual Meeting of Shareholders.”

DIRECTOR INDEPENDENCE

The Board of Directors has determined that each of our directors, except Mr. Hensel, is an “independent director” under Nasdaq Stock Market Marketplace Rule 4200(a)(15). The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) related to audit committee member independence. In addition, of the four other individuals who served as directors during fiscal 2007, three, William D. Rutherford, Murray L. Swanson and James M. Usdan, had been determined to be independent under applicable rules of Nasdaq and the SEC, while Gary E. Henry was not independent.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held fourteen meetings and took action pursuant to two unanimous written consents during the year ended December 31, 2007. During 2007, no director attended fewer than 75% of the meetings of the Board of Directors and any committees of which the director was a member. Members of the Board of Directors are expected to attend our annual meeting of shareholders each year. All of the members of the Board of Directors, except for Mr. James Usdan, a former director who did not stand for re-election, attended our 2007 annual meeting of shareholders.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Audit Committee

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Metro One and audits of its financial statements. This committee operates under a written charter, which can be viewed in the Investors section of our website at www.metro1.com. The Audit Committee held four meetings during 2007. During 2007, the Audit Committee was composed of the following people:

•	Mr. Murray L. Swanson, a former director who resigned from the Board on June 5, 2007;

•	Mr. Maoz;

•	Ms. Oldshue (Chair); and

•	Mr. Keller was added in November 2007 upon joining the Board.

Our Board of Directors determined that Ms. Oldshue satisfies the requirements for an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Compensation Committee

The purpose of the Compensation Committee is to assist the Board in the discharge of its responsibilities relating to executive officer and director compensation and to oversee incentive, equity-based and other compensatory plans in which officers and key employees of Metro One participate. This Compensation Committee operates under a written charter, which can be viewed in the Investors section of our website at www.metro1.com. The Compensation Committee held three meetings during 2007.

During 2007, the Compensation Committee was composed of the following people:

•	Mr. Swanson, a former director who resigned from the Board on June 5, 2007;

•	Mr. Maoz (Chair); and

•	Ms. Oldshue

Corporate Governance and Nominating Committee

The purpose of the Corporate Governance and Nominating Committee is to identify individuals qualified to serve as directors, recommend to the Board of Directors nominees for election as directors, evaluate the Board’s performance, develop and recommend to the Board corporate governance guidelines and codes of ethics and conduct, and generally to provide oversight with respect to corporate governance and ethical conduct. This Corporate Governance and Nominating Committee operates under a written charter, which can be viewed in the Investors section of our website at www.metro1.com. The Corporate Governance and Nominating Committee held three meetings during 2007. During 2007, the Corporate Governance and Nominating Committee was composed of the following people:

•	Mr. William Rutherford (former Chair), a former director who resigned from the Board on June 5, 2007;

•	Mr. Ater (Chair) since June 5, 2007; and

•	Ms. Oldshue.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders and other parties interested in communicating directly with our Board of Directors, individual directors, non-employee directors or the chairs of our committees may do so by mailing the communications to them in care of: Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007. These communications may be submitted anonymously or confidentially. Our Secretary will forward communications directed to specific directors or committee chairs to those individuals. The Secretary will review all other communications and forward to the Board of Directors a summary and copies of those items that, in the opinion of our Secretary, deal with the functions of the Board or its committees or that he otherwise determines should be brought to the attention of the Board. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Chair of the Audit Committee. Our Code of Business Conduct and Ethics also contains a procedure for anonymously bringing such matters to the attention of the Chair of our Audit Committee.

DIRECTOR COMPENSATION

Generally, directors who are not employees receive $20,000 as an annual fee, $3,000 for each Board meeting attended in person and $1,000 for each Board meeting attended by telephone. Committee chairpersons and committee members receive $1,000 and $750, respectively, for each committee meeting attended, whether in person or telephonically. All Board members are also reimbursed for out-of-pocket expenses. Effective November 2007, the Chairman of the Board receives an additional $30,000 annual fee. However, Mr. Peterson waived his cash compensation for all Board and committee service for 2007 and until further notice. Mr. Maoz waived his cash compensation for all Board and committee service from June 28, 2007 until January 1, 2008.

Non-employee directors are also granted non-qualified options to purchase 3,750 shares of common stock upon joining the Board of Directors and an option to purchase 3,750 shares of common stock in October of each successive year while they continue to serve on the Board. The Chairman of the Board is granted an additional non-qualified option to purchase 5,312 shares of common stock in October of each year. All of these grants are vested and exercisable at the time of the grant and have exercise prices equal to the fair market value of our common stock on the date of grant.

The following table summarizes non-employee director compensation in 2007.

Name	Fees earned or paid in cash ($)	Option Awards ($)(1)	Total ($)
Jonathan A. Ater	$19,000	$5,925	$24,925
Richard B. Keller II	5,000	3,497	8,497
Elchanan (Nani) Maoz	9,750	2,963	12,713
Mary H. Oldshue(2)	54,250	2,963	57,213
Kenneth D. Peterson, Jr.	—	7,159	7,159
William D. Rutherford(3)	55,000	3,016	58,016
Murray L. Swanson(2) (4)	63,150	—	63,150
James Usdan	11,000	—	11,000

(1)	The value of the stock option awards in this column equals the accounting charge for the stock options recognized by us in the reported year. For a discussion of relevant assumptions used in the calculation of the fair value of the stock options on grant date and current year expense pursuant to Statement of Financial Accounting Standards No. 123R, see Note 10 to the Financial Statements included in our Annual Report on Form 10-K for the period ended December 31, 2007.
(2)	For their service on a special committee related to our Series A convertible preferred stock offering in 2007, Ms. Oldshue and Mr. Swanson each received $15,000 (plus expenses) with $10,000 paid on May 1, 2007 and the remaining $5,000 paid on June 1, 2007.
(3)	In connection with Mr. Rutherford’s resignation from our Board effective June 5, 2007, we entered into a letter agreement with him providing for, among other things, a payment of $30,000 for services as director, a grant of options to acquire 5,357 shares of our common stock, and an extension of the time by which he must exercise unexpired stock options held by him until the earlier of the term of such stock options or June 1, 2010.
(4)	In connection with Mr. Swanson’s resignation from our Board effective June 5, 2007, we entered into a letter agreement with him providing for, among other things, a payment of $20,000 for services as director and an extension of the time by which he must exercise unexpired stock options held by him until the earlier of the term of such stock options or June 1, 2010.

Equity incentive awards outstanding at December 31, 2007 for each non-employee director were as follows:

Name	Option Awards (#)
Jonathan A. Ater	7,500
Richard B. Keller II	3,750
Elchanan (Nani) Maoz	11,250
Mary H. Oldshue	11,250
Kenneth D. Peterson, Jr.	9,062
William D. Rutherford	73,927
Murray L. Swanson	7,500
James Usdan	—

APPROVAL OF AN AMENDMENT TO OUR THIRD RESTATED ARTICLES OF INCORPORATION TO EFFECT ONE OF THE REVERSE STOCK SPLITS DESCRIBED BELOW

(Proposal V)

In July 2008, our Board of Directors unanimously adopted and recommended for approval by shareholders an amendment to our Articles to effect a reverse stock split of Metro One’s issued and outstanding common stock at ratios of one-for-three, one-for-four, one-for-five, one-for-six or one-for-seven, subject to shareholder approval. A copy of proposed Articles of Amendment including the proposed amendment to the Articles is attached to this proxy statement as Annex C. If approved by shareholders, any such reverse stock split would be implemented if and as determined by the Board at any time before May 1, 2009. Pursuant to a reverse stock split, each holder of three shares, four shares, five shares, six shares or seven shares, as the case may be, of our common stock, immediately prior to the effectiveness of the reverse stock split, would become the holder of one share of our common stock.

If our shareholders approve the reverse stock split, no further action by the shareholders will be required either to implement or abandon the reverse stock split. The reverse stock split would become effective when and if the Articles of Amendment are filed with the Secretary of State of the State of Oregon. Our Board may elect to file the Articles of Amendment any time before May 1, 2009. We will notify our shareholders of the effectiveness of the reverse split by issuing a press release. The Board reserves the right, even if we receive shareholder approval at the Annual Meeting, to elect not to implement the reverse split and not file the Articles of Amendment, if the Board determines in its sole discretion that implementing a reserve stock split is not in the best interests of Metro One and its shareholders.

The reverse stock split, if implemented, would not change the number of authorized shares of common stock or preferred stock, 50,000,000 and 10,000,000 respectively. Our common stock and preferred stock have no par value and thus the par value would not change as a result of the reverse stock split. Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of common stock outstanding immediately after the reverse stock split as such shareholder did immediately before the split.

Purpose

As of August 12, 2008, we had 6,233,326 shares of common stock outstanding and the last reported sale price on The Nasdaq Capital Market was $0.38.

On April 18, 2008, we were notified by Nasdaq that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. We have until October 13, 2008 in which to satisfy the $1.00 minimum bid price requirement. To regain compliance, the closing bid price of our common stock has to remain at $1.00 per share or more for a minimum of ten consecutive trading days. If we are unable to regain compliance by October 13, 2008, Metro One may be granted an additional 180 calendar day compliance period if Nasdaq Staff determines Metro One meets The Nasdaq Capital Market initial listing criteria other than the bid price requirement. If Metro One is not eligible for the additional compliance period, Staff will provide written notice that our securities will be delisted from The Nasdaq Capital Market. We could then appeal the Staff’s determination of delisting to a Listing Qualifications Panel, and if unsuccessful in the appeal, our common stock would likely be delisted from The Nasdaq Capital Market.

In addition, on May 22, 2008, we were notified by The Nasdaq Stock Market that we no longer were in compliance with Nasdaq Marketplace Rule 4310(c)(3) and are subject to delisting from The Nasdaq Capital Market. Marketplace Rule 4310(c)(3) requires that we maintain stockholders’ equity of at least $2.5 million, or a market value of our listed securities of at least $35.0 million, or have net income from continuing operations of at least $500,000 during the last fiscal year or two of the last three fiscal years. At June 30, 2008, stockholders’ equity was approximately $(1.1) million and, based on recent market prices, the market value of our common stock was approximately $2.37 million. We have not generated net income from operations during any of the past three fiscal years. On July 25, 2008, we received a Nasdaq staff determination letter rejecting the plan we had submitted to evidence our ability to achieve compliance with the requirements for continued listing on The Nasdaq Capital Market set forth in Nasdaq Marketplace Rule 4310(c)(3). We have appealed the Nasdaq staff’s determination to delist our securities from The Nasdaq Capital Market effective August 5, 2008, and are now scheduled for a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) on September 18, 2008. Our appeal automatically stays the delisting of our securities until the appeal is resolved. The Panel typically takes up to 30 days after the hearing to make a decision.

We are seeking shareholder approval of the reverse stock split to increase the per share market price of our common stock. Our Board believes that a reverse stock split will possibly assist in our efforts to comply with the $1.00 minimum bid price requirements of The Nasdaq Capital Market, but the reverse stock split will not assist in our efforts to avoid delisting for non-compliance with Nasdaq Marketplace Rule 4310(c)(3). Our Board also believes that a higher stock price may help generate greater investor interest in Metro One and help us attract and retain employees. Our Board further believes that many institutional investors and investment funds are reluctant to invest in lower priced stocks. Certain investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. For these reasons, if the proposed amendment to authorize the reverse stock split is approved, we may implement the split even if it has no effect on the continued listing or re-listing of our common stock on The Nasdaq Capital Market.

If our common stock were to be delisted from The Nasdaq Capital Market for either of the above-specified reasons, trading of our common stock could be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our common stock.

Certain Risks Associated with the Reverse Stock Split

The following table illustrates the effects on the number of shares that would be (i) outstanding, (ii) reserved for issuance and (iii) authorized but unreserved and unissued if a reverse stock split is effected in the various ratios proposed, and possible market prices of our common stock, assuming that the market price will change precisely in accordance with the multiple of the ratio of the particular amendment to be effected (the table has been prepared for illustrative purposes and is based on a market price of $0.38 per share, the closing price on August 12, 2008).

Reverse Stock Split Ratio	Shares Outstanding as of August 12, 2008	Approximate Number of Shares Outstanding After Reverse Stock Split	Approximate Number of Shares Reserved for Issuance After Reverse Stock Split*	Approximate Number of Shares Authorized but Unreserved and Unissued After Reverse Stock Split	Product of Reverse Stock Split and Market Price as of August 12, 2008
None	6,233,326	6,233,326	1,695,284	42,071,390	$0.38
One-for-three	6,233,326	2,077,775	565,095	47,357,130	$1.14
One-for-four	6,233,326	1,558,332	423,821	48,017,847	$1.52
One-for-five	6,233,326	1,246,665	339,057	48,414,278	$1.90
One-for-six	6,233,326	1,038,888	282,547	48,678,565	$2.28
One-for-seven	6,233,326	890,475	242,183	48,867,342	$2.66

*	Assumes shareholder approval of the 2008 Stock Incentive Plan

We cannot predict whether any proposed reverse stock split would achieve the desired results. The price per share of our common stock is also a function of our financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of our common stock after any reverse stock split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, or that any increase can be sustained for a prolonged period of time. In any event, there can be no assurance that we will be able to satisfy the requirements for continued listing on The Nasdaq Capital Market, including the minimum price requirement and Nasdaq Marketplace Rule 4210(c)(3). As a result, Nasdaq may delist our securities and delisting may even occur before the Annual Meeting.

In addition, there can be no assurance that the total value of our common stock after a reverse stock split would be the same as before a split or that it will not decline thereafter. Furthermore, in the future, the market price of our common stock following any proposed reverse stock split may not even exceed or remain higher than the market price prior to the proposed reverse stock split.

Effects of a Reverse Stock Split

With the exception of (i) with respect to shares of common stock, the number of issued and outstanding shares, and (ii) with respect to the convertible preferred stock (and warrants), the number of shares of common stock issuable upon conversion of convertible preferred stock, the rights and preferences respectively of the shares of common stock and of the shares of convertible preferred stock prior and subsequent to a reverse split would remain the same. A reverse stock split may result in some shareholders owning “odd-lots” of less than one hundred shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. Outstanding options to purchase common stock would be adjusted so that the number of shares of common stock issuable upon their exercise would be divided by three, four, five, six, or seven, as the case may be (and corresponding adjustments would be made to the number of shares vested under each outstanding option), and the exercise price of each option would be multiplied by three, four, five, six or seven, as the case may be. The ratio at which convertible preferred stock (including convertible preferred stock issued upon exercise of the warrants) is converted into shares of common stock would be adjusted so that the number of shares of common stock issuable on conversion would be divided by three, four, five, six or seven, as the case may be, and the conversion price of each share of convertible preferred stock (including convertible preferred stock issued upon exercise of the warrants) would be multiplied by three, four, five, six or seven, as the case may be.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by the shareholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of Metro One and its shareholders. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If the Board determines to effect the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.

Fractional Shares

We will not issue any fractional shares in connection with a reverse stock split. Instead of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse stock split, we will pay cash equal to such fractional share multiplied by the weighted average closing price of the common stock on the market on which our stock then trades (as adjusted to reflect the reverse stock split), for the twenty trading days immediately prior to the date the Articles of Amendment is filed with the Oregon Secretary of State.

As a result, holders of as many as six shares of common stock would be eliminated in the event the outer range of the reverse stock split ratio (i.e., one-for-seven) is adopted. The shareholders who will be eliminated will vary depending on the reverse split ratio. For example, if the reverse split ratio is set at the upper-end of the range (i.e., one-for-seven), more shareholders will be eliminated than if the reverse split ratio is set at the lower end (i.e., one-for-three). Based on information available to us as of August 6, 2008, Metro One will have approximately 118 record holders if the maximum split ratio is selected, and approximately 14 record holders will be eliminated as a result of the selection of this ratio. However, these numbers do not reflect shares held by brokers in street name.

Authorized Shares

As illustrated in the table above under the paragraph heading “Certain Risks Associated With the Reverse Stock Split,” the reverse split will not reduce the number of authorized shares of our common stock. The reverse stock split, if implemented, would have the effect of increasing the number of unissued shares available for issuance, and we may issue such shares in connection with the exercise of employee stock options, acquisitions, strategic transactions, financings or otherwise. If Metro One issues additional shares, the ownership interest of holders of our common stock may be diluted.

Effect on Beneficial Holders of Common Stock (i.e. shareholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures for processing the reverse stock split and making payment for fractional shares. Shareholders holding shares of our common stock with a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions in this regard.

Effect on Holders of Certificated Shares

Shareholders holding shares of our common stock in certificate form will be sent a transmittal letter by our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange Old Certificates.

Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and to represent only the number of whole shares of post-reverse stock split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate may be issued with the same restrictive legend.

If a shareholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under the heading “Fractional Shares.”

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The common stock has no par value and this would remain the same after a reverse stock split becomes effective. Shareholders’ equity would also remain unchanged. The per share results of operations will be retroactively restated to reflect any reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of Metro One with another company), the reverse stock split is not being proposed in response to any effort to accumulate our common stock or obtain control of Metro One. The concentration of voting power in the holders of the convertible preferred stock also makes a hostile takeover of Metro One less likely of success.

Dissenters’ Rights

Under the Oregon Business Corporation Act, dissenters’ rights do not apply to the holders of shares that are registered on a national securities exchange on the record date for a meeting at which certain corporate actions that might otherwise give rise to dissenters’ rights are to be considered. Since our common stock was listed on The Nasdaq Capital Market, which is a national securities exchange, on our August 6, 2008 record date, dissenters’ rights will not apply following a reverse stock split, even if, as a result thereof, a shareholder would hold less than one whole share and for which fractional share we will pay only cash, as described above under the heading “Fractional Shares”).

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences. This summary does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules such as banks and other financial institutions, broker-dealers and traders in securities, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, personal holding companies, partnerships and other pass-through entities, foreign entities, nonresident alien individuals, holders subject to the United States federal alternative minimum tax, holders who mark to market their investment in our shares, persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, holders whose functional currency is not the United States dollar, and holders who acquired our shares pursuant to the exercise of options or warrants or otherwise as compensation for services.

The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split.

In the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received), the aggregate tax basis will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged. The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split. The receipt of cash instead of a fractional share of our common stock by a United States holder will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional share interests as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date of the reverse stock split. The deductibility of capital losses is subject to limitation. For this purpose, a United States holder means a shareholder that is, for federal income tax purposes, a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; an estate, the income of which is subject to federal income tax regardless of its source; or a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

We will be required to withhold, and will withhold, 28% of any cash payment to a shareholder in lieu of a fractional share of our common stock unless (i) an exemption applies under applicable law and regulations, or (ii) the shareholder timely returns to us a properly completed and signed Substitute Form W-9 including the shareholder’s taxpayer identification number and certification necessary to avoid backup withholding and the Internal Revenue Service has not instructed us to commence backup withholding with respect to the shareholder.

No gain or loss will be recognized by us as a result of the reverse stock split.

Our views regarding the tax consequences of the reverse stock split are not binding on the Internal Revenue Service or the courts. No ruling from the Internal Revenue Service or opinion of counsel will be requested concerning such tax consequences. Accordingly, each shareholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Vote Required

The proposal to approve a reverse stock split in any of the five ratios indicated will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast in opposition, provided a quorum is present. The holders of our convertible preferred stock and the holders of our common stock will vote together as a single voting group on this proposal. Abstentions and broker non-votes will have no effect in determining whether the proposal is approved.

The Board of Directors recommends a vote FOR the amendment to the Third Restated Articles of Incorporation to effect a reverse stock split at one of five ratios, if and as determined by the Board of Directors, at any time before May 1, 2009.

CODES OF CONDUCT OF ETHICS

We have adopted a “Code of Business Conduct and Ethics” applicable to our employees, officers and directors and a “Code of Ethics” applicable to our Chief Executive Officer and our senior financial officers. A copy of our Code of Business Conduct and Ethics and our Code of Ethics can be found in the Investors section of our website at www.metro1.com or can be obtained by writing to Investor Relations, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective as of January 7, 2008, we entered into our first contractual relationship in the contact services business. Under this contract, we function as a sales agent to a master agent that has the primary contractual relationship with the entities for whom we make outbound sales queries. Our Chief Financial Officer, Mr. William Hergenhan, is a director and a significant shareholder in that master agent. Revenue pursuant to this agreement is commission based and totaled approximately $892,000 from inception through August 6, 2008. All negotiations and transactions with the master agent have been at arms length, and the contract was ratified by our Board of Directors.

EXECUTIVE OFFICERS

The following table identifies our executive officers as of August 6, 2008, the positions they hold and the year in which they began serving as an executive officer. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
James F. Hensel	50	President, Chief Executive Officer and Director	2008
William K. Hergenhan	44	Senior Vice President and Chief Financial Officer	2007
Philip A. Ljubicich	43	President, Metro One Data and Analytics	2006
John S. Miller	42	Senior Vice President, Chief Technology Officer	2008

There are no family relationships between our officers and directors. For biographical information on Mr. Hensel, see “Election of Directors” above.

William K. Hergenhan joined Metro One in July 2004 and has served in a number of positions, including its Vice President of Sales and Marketing and Vice President of Product Research and Management. On June 1, 2007, the Board of Directors appointed Mr. Hergenhan as Senior Vice President and Interim Chief Financial Officer and, in August 2007, he was appointed as Chief Financial Officer. From 1995 to 2004, Mr. Hergenhan served as Vice President of XO Communications (formerly Nextlink Communications), a telephone software and services development company, where he managed the prepaid services division. From 1992 to 1995, he was the Chief Financial Officer for Sound Response Corporation, which merged into Nextlink Communications. Mr. Hergenhan is a Certified Public Accountant (inactive status) and has a B.A. degree from Claremont McKenna College.

Philip A. Ljubicich has been the President of Metro One Data and Analytics since January 2006. He joined Metro One in January 2000 as Vice President, Content Development. From 1999 through 2000, he served as Chief Technology Officer for Enthusiasm Technologies, Inc., an Internet technology startup he founded with two other partners, which was acquired by Metro One. From 1992 through 1997, he owned a consulting business and from 1987 to 1992, he worked for Microsoft Corporation developing operating systems. Mr. Ljubicich holds a B.A. degree in Mathematics from Reed College and a Master of Arts in Organizational Psychology from Antioch University Seattle.

John S. Miller joined Metro One in 1998 and, since November 2007, has served as Senior Vice President and Chief Technology Officer. From 2000 until 2007 he held the position of Vice President of Product Engineering. From 1998 to 2000, he served Metro One as a software engineer and later as a project manager and eventually the department manager. Prior to joining Metro One, Mr. Miller was employed by Cap Gemini America as a Senior Consultant and Project manager. Mr. Miller holds a B.S. in Computer Science from Portland State University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our (i) Principal Executive Officer (“PEO”); and (ii) our next two most highly compensated executive officers, other than our PEO, who were serving as executive officers at the end of the last completed fiscal year and whose total compensation was greater than $100,000 (herein referred to as the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Gary E. Henry(4)	2007	$200,000	$12,102	$83,285	$2,550	$297,937
Former Chief Executive Officer	2006	140,207	12,109	126,865	2,461	281,642

Karen L. Johnson(5)	2007	145,016	863	63,811	1,934	211,624
Former Senior Vice President	2006	145,016	864	61,287	1,831	208,998
and Chief Operations Officer

L. Lynne Michaelson(6)	2007	125,000	692	66,443	1,422	193,557
Former Senior Vice President,	2006	125,000	692	65,892	1,718	193,302
Human Resources

(1)	Represents the value of stock-based compensation expense recognized in our financial statements for stock options in accordance with SFAS No. 123R. See Note 1 of Notes to Consolidated Financial Statements included in our Annual Report for the year ended December 31, 2007 for the valuation assumptions and other information related to our stock option awards.
(2)	Includes a retention bonus in both years for each person and, except for Mr. Henry in 2007, an incentive bonus based on operating results for each person in both years.
(3)	All Other Compensation represents 401(k) matching contributions.
(4)	Mr. Henry’s employment with Metro One terminated effective January 31, 2008. In connection with his termination, Mr. Henry entered into a severance agreement with Metro One wherein he received cash severance benefits of $125,000 plus reimbursement of certain expenses totaling $27,500. In addition, all of Mr. Henry’s outstanding options will expire on the earlier of the option expiration date or three years following his January 31, 2008 termination.

(5)	Ms. Johnson’s employment with Metro One terminated effective March 26, 2008. In connection with her termination, Ms. Johnson entered into a severance agreement with Metro One wherein she received cash severance benefits of $22,310.
(6)	Ms. Michaelson’s employment with Metro One terminated effective May 5, 2008. In connection with her termination, Ms. Michaelson entered into a severance agreement with Metro One wherein she received cash severance benefits of $28,846.

Retention Plan Summary

On December 28, 2005, the Board of Directors approved the Metro One Telecommunications, Inc. Retention Plan (the “Retention Plan”) to provide certain of our employees who possess specialized knowledge critical to our business, including executive officers, with an incentive to remain in the employment of Metro One. Under the Retention Plan, participants, which included each of our Named Executive Officers, were entitled to retention payments in an amount up to three weeks base pay per year of service at the employee’s current rate, with a minimum payment of 26 weeks base pay at the employee’s current rate. Exceptions to the amount could be made by the Board of Directors at the recommendation of the Chief Executive Officer. The eligible employee and the Chief Executive Officer executed a written retention agreement containing the eligibility criteria and terms of payment (the “Retention Agreement”).

The participants under the Retention Plan were selected by the Board of Directors, or its designee, based on any or all of the following factors: position held, skills, and/or relative importance of skills to required tasks. A participant generally was entitled, subject to the satisfaction of certain conditions such as satisfactory job performance, to 25% of the total retention payment the first regular pay day after the Retention Agreement was signed; an additional 25% half-way through the retention period, as determined by the Board of Directors or its designee based on certain circumstances or conditions; and the remaining 50% at the end of the retention period. If employment ended during the retention period due to the participant’s resignation or termination for Cause (as defined in the Retention Agreement), no retention payment was made. If Metro One terminated the participant’s employment without Cause, or the employee terminated his or her employment for Good Reason (as defined in the Retention Agreement) prior to the end of the retention period, the remaining amount of the retention payment would have been paid.

The Retention Plan terminated effective January 2008.

Performance Incentive Program

We have a performance incentive plan covering most corporate administrative employees, including executive officers other than the CEO. The performance incentive program provides compensation opportunities in the form of quarterly cash incentives based on objective results that promote both short-term and long-term shareholder value. Under the program, each corporate administrative employee, including each executive officer other than the CEO, is compensated based on achievement of pre-determined goals set in conjunction with each individual’s manager or supervisor prior to the beginning of each quarter. These cash incentives reflect the Compensation Committee’s belief that a valuable portion of the compensation of each employee should be in the form of variable compensation linked to performance.

401(k) Plan Summary

We have a deferred compensation savings plan for the benefit of our eligible employees. The plan permits certain voluntary employee contributions to be excluded from employees’ current taxable income under the provisions of Internal Revenue Code Section 401(k). Effective November 1, 2007, employees become eligible to participate in and are automatically enrolled in the savings plan ninety days following the initial date of employment. Employees must also complete at least 1,000 hours of service in any twelve-month period to be eligible for participation. Under the plan, we can make discretionary contributions to the plan as approved by the Board of Directors. Participants’ interest in our contributions to the plan vest over a four-year period. We made contributions of approximately $51,000 and $63,000 during 2007 and 2006, respectively.

Outstanding Equity Awards at December 31, 2007

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh.)	Option Expiration Date
Gary E. Henry(1)	11,249	—		$30.52	12/09/08
	2,812	—		33.68	06/29/09
	15,000	—		92.00	01/31/11
	12,500	—		102.00	01/30/12
	12,500	—		20.40	02/10/13
	12,499	—		11.64	03/22/14
	12,031	5,468	(4)	5.72	03/11/15

Karen L. Johnson(2)	7,499	—		30.52	12/09/08
	3,749	—		92.00	01/31/11
	1,250	—		102.00	01/30/12
	1,249	—		20.40	02/10/13
	1,249	—		11.64	03/22/14
	860	390	(4)	5.72	03/11/15

L. Lynne Michaelson(3)	1,607	—		30.52	12/09/08
	375	—		32.00	01/20/10
	750	—		92.00	01/31/11
	625	—		102.00	01/29/12
	1,250	—		20.40	02/10/13
	625	—		11.64	03/22/14
	688	312	(4)	5.72	03/11/15

(1)	All of Mr. Henry’s outstanding options will expire on the earlier of the option expiration date or three years following his January 31, 2008 termination.
(2)	All of Ms. Johnson’s outstanding options expired on June 27, 2008 following her March 26, 2008 termination.
(3)	All of Ms. Michaelson’s outstanding options expired on August 6, 2008 following her May 5, 2008 termination.
(4)	This option vests as to 1/16th of the total granted on a quarterly basis, with full vesting occurring on March 11, 2009.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

Under Metro One’s bylaws, nominations for election to the Metro One Board of Directors and proposals for other business to be transacted by the Metro One shareholders at an annual meeting of shareholders may be made by a shareholder (as distinct from Metro One) only if the shareholder is entitled to vote at the meeting and has given Metro One’s Secretary timely written notice that complies with the notice requirements of our bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Oregon law and Metro One’s Articles of Incorporation and Bylaws. Among other requirements, the written notice must be delivered to Metro One’s Secretary at Metro One’s principal executive offices not less than 60 days and not more than 90 days prior to the date of the annual meeting. However, if less than 60 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the SEC under the Securities Exchange Act entitle a shareholder in certain instances to require Metro One to include that shareholder’s proposal (but not that shareholder’s nominees for director) in the proxy materials distributed by Metro One for its next annual meeting of shareholders. Any shareholder of Metro One who wishes to present a proposal for inclusion in Metro One’s proxy solicitation materials for the 2009 annual meeting must set forth the proposal in writing, deliver it to Metro One’s Secretary at 11200 Murray Scholls Place, Beaverton, Oregon 97007, not less than 120 calendar days before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting, May 7, 2009, and meet the other requirements for inclusion contained in the SEC’s shareholder proposal rules.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting. Please return your proxy as soon as possible. Unless a quorum is represented at the Annual Meeting, no business can be transacted. Please act promptly to insure that you will be represented at this important meeting.

A copy of our annual report to shareholders for the fiscal year ended December 31, 2007 accompanies this Proxy Statement. We are required to file an annual report on Form 10-K for our fiscal year ended December 31, 2007 with the SEC. The SEC maintains a website, www.sec.gov, which contains reports, proxy statements, and certain other information filed electronically by us with the Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K, without exhibits, by writing to Investor Relations, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007 or visiting our website at www.metro1.com.

By Order of the Board of Directors:
KENNETH D. PETERSON, JR.
Chairman of the Board

Beaverton, Oregon

September 5, 2008

ANNEX A

ARTICLES OF AMENDMENT OF THE

THIRD RESTATED ARTICLES OF INCORPORATION

OF

METRO ONE TELECOMMUNICATIONS, INC.

Pursuant to the provisions of the Oregon Business Corporation Act, O.R.S. 60.447, the undersigned officer of Metro One Telecommunications, Inc., an Oregon corporation (hereinafter called the “Corporation”), does hereby submit for filing these Articles of Amendment:

FIRST: The name of the Corporation is Metro One Telecommunications, Inc.

SECOND: Article VIII, Subparagraph A of the Third Restated Articles of Incorporation (the “Restated Articles of Incorporation”) of the Corporation, as amended, is amended to read in its entirety as follows:

A. The directors shall be elected by the shareholders at each annual meeting of shareholders. Commencing with the directors elected at the Corporation’s 2008 annual meeting of shareholders, each director shall serve for a term ending on the date of the next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office, or death.

THIRD: The foregoing amendment to the Restated Articles of Incorporation was adopted by the Board of Directors of the Corporation at a meeting held on July 31, 2008.

FOURTH: The foregoing amendment required shareholder approval. The shareholder vote on the Amendment was as follows:

Class or Series of Shares	Number of Shares Outstanding	Number of Votes Entitled to be Cast	Number of Votes Cast FOR	Number of Votes Cast AGAINST
Common Stock	6,233,326	6,233,326
Series A Convertible Preferred Stock	1,000	4,807,692

FIFTH: The foregoing amendment is effective on filing.

*  *  *

A-1

ANNEX B

Metro One Telecommunications, Inc.

2008 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company’s business.

Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “nonqualified stock options,” at the discretion of the Board and as reflected in the terms of the written option agreement. In addition, shares of the Company’s Common Stock may be Sold hereunder independent of any Option grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “1994 Plan” shall mean the Company’s 1994 Stock Incentive Plan.

(b) “2004 Plan” shall mean the Company’s 2004 Stock Incentive Plan.

(c) “2006 Plan” shall mean the Company’s 2006 Stock Incentive Plan.

(d) “Board” shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” shall mean the Common Stock of the Company.

(g) “Company” shall mean Metro One Telecommunications, Inc., an Oregon corporation.

(h) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

(i) “Consultant” shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such consulting services and any director of the Company whether compensated for such services or not.

(j) “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(k) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Immediate Family” shall mean, with respect to a particular Optionee, the Optionee’s spouse, children and grandchildren and such other persons as the Board from time to time may determine, subject to such conditions as the Board may prescribe from time to time.

(n) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(o) “Nonqualified Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Option” shall mean a stock option granted pursuant to the Plan.

(q) “Optioned Stock” shall mean the Common Stock subject to an Option.

(r) “Optionee” shall mean an Employee or Consultant who receives an Option.

(s) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424 of the Code.

(t) “Prior Plans” shall mean the Company’s 1994 Plan and 2004 Plan.

(u) “Plan” shall mean this 2008 Stock Incentive Plan.

(v) “Sale” or “Sold” shall include, with respect to the sale of Shares under the Plan, the sale of Shares for consideration in the form of cash or notes, as well as a grant of Shares without consideration, except past or future services.

(w) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(x) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424 of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is a number of Shares of Common Stock equal to (a) 1,380,000 Shares, being the maximum number of Shares available under the 2006 Plan, minus (b) the number of Shares issued or issuable upon exercise of options granted under the Prior Plans prior to the date of approval of the Plan and the number of Shares awarded or sold under the Prior Plans, plus (c) the number of any Shares subject to stock options granted under the Prior Plans which have expired or will expire, or for any reason have been or will be cancelled or terminated, without being exercised, plus (d) the number of any Shares of restricted stock granted under the Prior Plans that have been or will be forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested, plus (e) 750,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Option grants and/or Sales under the Plan.

4. Administration of the Plan.

(a) Procedures. The Plan shall be administered by the Board of Directors of the Company.

The Board of Directors may appoint a Committee consisting of not less than two (2) members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

Members of the Board who are either eligible for Options and/or Sales or have been granted Options or Sold Shares may vote on any matters affecting the administration of the Plan or the grant of any Options or Sale of any Shares pursuant to the Plan, except that no such member shall act upon the granting of an Option or Sale of Shares to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options or Sale of Shares to him.

(b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options in accordance with Section 422 of the Code, or Nonqualified Stock Options; (ii) to authorize Sales of Shares of Common Stock hereunder; (iii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iv) to determine the exercise/purchase price per Share of Options to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8(a) of the Plan; (v) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (vi) to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold; (vii) to interpret the Plan; (viii) to prescribe, amend and rescind rules and regulations relating to the Plan; (ix) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (x) to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale; (xi) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (xii) to accelerate or defer (with the consent of the Optionee or purchaser of Shares) the vesting restrictions applicable to Shares Sold under the Plan or pursuant to Options granted under the Plan; (xiii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Sale of Shares previously granted or authorized by the Board; (xiv) to determine the restrictions on transfer, vesting restrictions, repurchase rights, or other restrictions applicable to Shares issued under the Plan; (xv) to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or different numbers of Shares, but having an Option price per Share consistent with the provisions of Section 8 of this Plan as of the date of the new Option grant; (xvi) to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, whether at the time of an Option grant or Sale of Shares, or thereafter; and (xvii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan or Shares Sold under the Plan.

5. Eligibility.

(a) Persons Eligible. Options may be granted and/or Shares Sold only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Sold Shares may, if he is otherwise eligible, be granted an additional Option or Options or Sold additional Shares.

(b) ISO Limitation. No Incentive Stock Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more Incentive Stock Options during any calendar year.

(c) Section 5(b) Limitations. Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an “Incentive Stock Option Agreement” which sets forth the intention of the Company and the Optionee that such Option shall qualify as an Incentive Stock Option. Section 5(b) of the Plan shall not apply to any Option evidenced by a “Nonqualified Stock Option Agreement” which sets forth the intention of the Company and the Optionee that such Option shall be a Nonqualified Stock Option.

(d) No Right to Continued Employment. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company’s right to terminate his employment or consulting relationship at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect until November 30, 2012, unless sooner terminated under Section 13 of the Plan.

7. Term of Option. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. The term of each Nonqualified Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement, or (b) if the Option is a Nonqualified Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such other term as may be provided in the Stock Option Agreement.

8. Exercise/Purchase Price and Consideration.

(a) Exercise/Purchase Price. The per-Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or a Sale (other than a Sale which is a grant for which no purchase price is payable) shall be such price as is determined by the Board, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

(ii) In the case of a Nonqualified Stock Option or Sale

(A) granted or Sold to a person who, at the time of the grant of such Option or authorization of such Sale, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise/purchase price shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of the grant or authorization of Sale, unless otherwise expressly determined by the Board of Directors;

(B) granted or Sold to any other person, the per Share exercise/purchase price shall be no less than eighty-five percent (85%) of the fair market value per Share on the date of grant or authorization of Sale, unless otherwise expressly determined by the Board of Directors.

(C) Any determination to sell stock at less than fair market value on the date of the grant or authorization of Sale shall be accompanied by an express finding by the Board of Directors specifying that the sale is in the best interest of the Company, and specifying both the fair market value and the grant or sale price of the stock.

(iii) In the case of an Option granted or Sale authorized on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six (6) months after the termination of such registration, the per Share exercise/purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant or authorization of Sale.

(b) Fair Market Value. The fair market value per Share shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock for the date of grant or authorization of Sale, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or authorization of Sale, as reported in The Wall Street Journal.

(c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Board and may consist in whole or part of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) transfer to the Company of Shares having a Fair Market Value at the time of such exercise equal to the Option exercise price; or

(v) delivery of instructions to the Company to withhold from the Shares that would otherwise be issued on the exercise that number of Shares having a Fair Market Value at the time of such exercise equal to the Option exercise price.

If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Board. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee or Consultant. If an Employee or Consultant ceases to serve as an Employee or Consultant (as the case may be), he may, but only within three (3) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) after the date he ceases to be an Employee or Consultant (as the case may be) of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months (or such other period of time not exceeding the limitations of Section 7 above as is determined by the Board at the time of grant of an Option or thereafter) following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise as of the date of death.

10. Limits on Transfer of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or, if incapacitated, by his or her legal guardian or legal representative. Notwithstanding the foregoing, the Board may, in its discretion, permit the transfer of any Nonqualified Stock Option to (i) members of the Optionee’s Immediate Family, (ii) a trust in which the Optionee and/or members of the Optionee’s Immediate Family have more than 50% of the beneficial interest, or (iii) any other entity in which only the Optionee and/or members of the Optionee’s Immediate Family own all of the voting interests; provided that an Option shall terminate immediately if it has been transferred to an entity (other than a trust) as permitted above and any person who is not a member of the Optionee’s Immediate Family becomes the owner of a voting interest in such entity. Upon such a transfer, such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, including Section 9 as it applies to the Optionee ceasing to serve as an Employee or Consultant or to the death of disability of the Optionee, but for all other purposes of this Plan, the members of the Optionee’s Immediate Family, trustee or other entity will be entitled to all the rights of the Optionee with respect to the transferred Option and the term “Optionee” shall be deemed to refer to the transferee. Any such transfer shall be (i) permitted only if the Optionee does not receive any consideration therefor and the transfer is expressly approved by the Board, and (ii) shall be evidenced by an appropriate written document executed by the Optionee in a form satisfactory to the Company and a copy thereof shall be delivered to the Company on or prior to the effective date of the transfer.

11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or Sales made or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Board may specify in the notice, and the Option will terminate upon the expiration of such period.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the option grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that, if required to qualify the Plan under Rule 16b-3, no amendment shall be made without the approval of the stockholders of the Company in the manner described in Section 17 of the Plan if the amendment would:

(i) increase the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

(ii) make a change in the designation of the class of Employees or Consultants eligible to be granted Options; or

(iii) if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, cause any material increase in the benefits accruing to participants under the Plan.

(b) Stockholder Approval. If any amendment requiring stockholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in Section 17 of the Plan.

(c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or a Sale unless the exercise of such Option or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or a Sale, the Company may require the person exercising such Option or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, such holders being present or represented and entitled to vote thereon. If and in the event that the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the approval of such stockholders of the Company shall be:

(a) Solicitation.

(i) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or

(ii) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

(b) Time. Obtained at or prior to the first annual meeting of stockholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

If such stockholder approval is obtained by written consent, it must be obtained by the written consent of stockholders of the Company in compliance with the requirements of applicable state law.

ANNEX C

FORM OF

ARTICLES OF AMENDMENT OF THE

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF METRO ONE TELECOMMUNICATIONS, INC.

Pursuant to the provisions of the Oregon Business Corporation Act, O.R.S § 60.451, the undersigned officer of Metro One Telecommunications Inc., an Oregon corporation (hereinafter called the “Corporation”), does hereby submit for filing these Articles of Amendment:

FIRST: The name of the Corporation is Metro One Telecommunications, Inc.

SECOND: Section C of Article IV of the Third Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

“Simultaneously with the effective date of the filing of this Articles of Amendment to the Third Amended and Restated Articles of Incorporation (the “Split Effective Date”), each [three, four, five, six or seven] shares of Common Stock issued and outstanding immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of Common Stock which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”) subject to the treatment of fractional share interests described below. Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof (and, where applicable, cash in lieu of fractional shares as provided below). No fractional shares of New Common Stock of the Corporation shall be issued. No shareholder of the Corporation shall transfer any fractional shares of Common Stock. The Corporation shall not recognize on its stock records books any purported transfer of any fractional share of Common Stock of the Corporation. In lieu of any such fractional shares of New Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation’s transfer agent for cancellation, an amount in cash equal to the product of (i) the closing trading price of the Corporation’s Common Stock on the trading date immediately before the Split Effective Date (giving effect to the reverse stock split) and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of the applicable fraction of one share of New Common Stock.”

THIRD: The foregoing amendment to the Third Amended and Restated Articles of Incorporation was adopted on July 31, 2008 by the Board of Directors of the Corporation.

C-1

FOURTH: The foregoing amendment to the Third Amended and Restated Articles of Incorporation was approved by the holders of Common Stock on October 10, 2008 as follows:

Class or Series of Shares	Number of Shares Outstanding	Number of Votes Entitled to be Cast	Number of Votes Cast FOR	Number of Votes Cast AGAINST
Common Stock	6,233,326	6,233,326
Series A Convertible Preferred Stock	1,000	4,807,692

FIFTH: The foregoing amendment is effective upon filing of these Articles of Amendment with the Oregon Secretary of State.

Executed at Beaverton, Oregon on                     , 2008.

METRO ONE TELECOMMUNICATIONS, INC.

Name:
Title:

C-2

Proxy for Holders of Common Stock of

Metro One Telecommunications, Inc.

Annual Meeting of Shareholders

October 10, 2008

This Proxy is solicited on behalf of the

Board of Directors of Metro One Telecommunications, Inc.

The undersigned holder of record of common stock of Metro One Telecommunications, Inc., an Oregon corporation (“Metro One”), hereby appoints James F. Hensel and William K. Hergenhan, or either of them (the “Proxies”), with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on October 10, 2008 at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon, 97007, or any adjournments or postponements thereof upon the matters listed herein, and in their discretion, upon such other matters as may properly come before the meeting.

1.	To approve an amendment to our Third Restated Articles of Incorporation (the “Articles”) to declassify the Board of Directors and provide for one-year terms of office for all of our directors.

FOR PROPOSAL 1  ☐        AGAINST PROPOSAL 1  ☐        ABSTAIN ON PROPOSAL 1  ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL OF PROPOSAL 1.

2.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2008.

FOR PROPOSAL 2  ☐        AGAINST PROPOSAL 2  ☐        ABSTAIN ON PROPOSAL 2  ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL OF PROPOSAL 2.

3.	To approve the Metro One Telecommunications, Inc. 2008 Stock Incentive Plan.

FOR PROPOSAL 3  ☐        AGAINST PROPOSAL 3  ☐        ABSTAIN ON PROPOSAL 3  ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL OF PROPOSAL 3.

4.	PROPOSAL 4 - Election of Directors	☐	FOR the nominees listed below
		☐	WITHHOLD AUTHORITY to vote for the nominees listed below

To withhold authority to vote for the nominee, strike a line through the nominee’s name below:

Nominees for Director for a one-year term in the Event Proposal 1 to Declassify the Board is Approved:

Richard B. Keller II

Mary H. Oldshue

Nominees for Director in the Event Proposal 1 to Declassify the Board is Not Approved:

Class I Director for a term of three years:	Mary H. Oldshue
Class II Director for a term of one year:	Richard B. Keller II

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

NOMINEES NAMED ABOVE.

5.	To approve an amendment to our Articles to effect a reverse stock split of our common stock at a ratio of one-for-three, one-for-four, one-for-five, one-for six or one-for-seven, if and as determined by the Board of Directors, at any time before May 1, 2009.

FOR PROPOSAL 5  ☐        AGAINST PROPOSAL 5  ☐        ABSTAIN ON PROPOSAL 5  ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL OF PROPOSAL 5.

6.	To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC

DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR

PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR THE NOMINEES NAMED IN

PROPOSAL 4 AND FOR PROPOSAL 5.

Signature(s)	Dated , 2008

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

I do (    ) do not (    ) plan to attend the meeting. (Please check)

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company’s Secretary at the Company’s corporate offices at 11200 Murray Scholls Place, Beaverton, Oregon 97007, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/mton Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	O R	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	O R	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the Internet at: http://www.metro1.com

You can now access your Metro One Telecommunications, Inc. account online.

Access your Metro One Telecommunications, Inc. shareholder account online via Investor ServiceDirectSM (ISD)

The transfer agent for Metro One Telecommunications, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Proxy for Holders of Series A Convertible Preferred Stock of

Metro One Telecommunications, Inc.

Annual Meeting of Shareholders

October 10, 2008

This Proxy is solicited on behalf of the

Board of Directors of Metro One Telecommunications, Inc.

The undersigned holder of record of Series A Convertible Preferred Stock of Metro One Telecommunications, Inc., an Oregon corporation (“Metro One”), hereby appoints James F. Hensel and William K. Hergenhan, or either of them (the “Proxies”), with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on October 10, 2008 at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon, 97007, or any adjournments or postponements thereof upon the matters listed herein, and in their discretion, upon such other matters as may properly come before the meeting.

1.	To approve an amendment to our Third Restated Articles of Incorporation (the “Articles”) to declassify the Board of Directors and provide for one-year terms of office for all of our directors.

FOR PROPOSAL 1  ☐        AGAINST PROPOSAL 1  ☐        ABSTAIN ON PROPOSAL 1  ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL OF PROPOSAL 1.

2.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2008.

FOR PROPOSAL 2  ☐        AGAINST PROPOSAL 2  ☐        ABSTAIN ON PROPOSAL 2  ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL OF PROPOSAL 2.

3.	To approve the Metro One Telecommunications, Inc. 2008 Stock Incentive Plan.

FOR PROPOSAL 3  ☐        AGAINST PROPOSAL 3  ☐        ABSTAIN ON PROPOSAL 3  ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL OF PROPOSAL 3.

4.	PROPOSAL 4 - Election of Directors	☐	FOR the nominees listed below
		☐	WITHHOLD AUTHORITY to vote for the nominees listed below

To withhold authority to vote for the nominee, strike a line through the nominee’s name below:

Nominees for Director for a one-year term in the Event Proposal 1 to Declassify the Board is Approved:

Jonathan A. Ater

James F. Hensel

Elchanan (Nani) Maoz

Kenneth D. Peterson, Jr.

Nominees for Director in the Event Proposal 1 to Declassify the Board is Not Approved:

Class I Director for a term of three years:	Elchanan (Nani) Maoz
Class II Director for a term of one year:	James F. Hensel

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

NOMINEES NAMED ABOVE.

5.	To approve an amendment to our Articles to effect a reverse stock split of our common stock at a ratio of one-for-three, one-for-four, one-for-five, one-for six or one-for-seven, if and as determined by the Board of Directors, at any time before May 1, 2009.

FOR PROPOSAL 5  ☐        AGAINST PROPOSAL 5  ☐        ABSTAIN ON PROPOSAL 5  ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL OF PROPOSAL 5.

6.	To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION

IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSAL

1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR THE NOMINEES NAMED IN

PROPOSAL 4 AND FOR PROPOSAL 5.

Signature(s)_________________________________________	Dated___________, 2008 Number of shares held ________

If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company’s Secretary at the Company’s corporate offices at 11200 Murray Scholls Place, Beaverton, Oregon 97007, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.